Filed Pursuant to Rule 424(b)(5)

Registration No. 333-199217

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Proposed maximum offering price	Amount of registration fee(1)
Class A common stock, par value $0.01 per share	$200,000,000.00	$20,140.00
(1)	Calculated in accordance with Rules 457(o) and 457(r) under the Securities Act of 1933, as amended (the “Act”). In accordance with Rules 456(b) and 457(r) of the Act, the registrant initially deferred payment of all of the registration fee for the Registration Statement No. 333-199217 filed by the registrant on October 8, 2014.

Prospectus Supplement
(To Prospectus dated October 8, 2014)

Pattern Energy Group Inc.

Up to $200,000,000 Aggregate Offering Price of Class A Common Stock

On May 9, 2016, we entered into an equity distribution agreement (the “equity distribution agreement”) with RBC Capital Markets, LLC, KeyBanc Capital Markets Inc. and Morgan Stanley & Co. LLC (each a “Sales Agent” and together, the “Sales Agents”), relating to shares of our Class A common stock, par value $0.01 per share (“common stock”), offered by this prospectus supplement and the accompanying prospectus pursuant to a continuous offering program. In accordance with the terms of the equity distribution agreement, we may offer and sell shares of our common stock having an aggregate sales price of up to $200,000,000 from time to time through the Sales Agents.

Sales of shares of our common stock, if any, will be made by means of ordinary brokers’ transactions through the facilities of the NASDAQ Global Select Market, to or through a market maker or directly on or through an electronic communications network at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices, in block transactions, or as otherwise agreed with the Sales Agents and will be made by only one Sales Agent on any given day. No shares of our common stock will be sold under the equity distribution agreement in Canada or on the Toronto Stock Exchange or on any other trading markets in Canada. We will pay each Sales Agent an aggregate fee of up to 2% of the gross sales price per share of common stock sold through such Sales Agent as agent under the equity distribution agreement.

Under the terms of the equity distribution agreement, we may also sell shares of our common stock to a Sales Agent as principal for its own account at a price agreed upon at the time of sale. If we sell shares of our common stock to a Sales Agent as principal, we will enter into a separate terms agreement with such Sales Agent, and we will describe that agreement in a separate prospectus supplement or free writing prospectus.

The Sales Agents are not required to sell any specific number or dollar amount of shares of common stock, but each will use its commercially reasonable efforts, as our agent and subject to the terms of the equity distribution agreement, to sell the shares of common stock offered, as instructed by us.

Our common stock is listed on the NASDAQ Global Select Market under the symbol “PEGI” and on the Toronto Stock Exchange under the symbol “PEG.” On May 6, 2016, the last reported sale price of our common stock on the NASDAQ Global Select Market was $20.30 per share and on the Toronto Stock Exchange was C$26.12 per share.

Investing in our common stock involves a high degree of risk. See “Risk Factors” beginning on page S-3 of this prospectus supplement. You should also consider the risk factors described in the documents incorporated by reference in this prospectus supplement and the accompanying prospectus.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement and the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

____________________

RBC Capital Markets	KeyBanc Capital Markets	Morgan Stanley

The date of this prospectus supplement is May 9, 2016

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Page
Prospectus Supplement
About this Prospectus Supplement and the Accompanying Prospectus	S-ii
Notice to Investors	S-ii
Market and Industry Data	S-ii
Trademarks	S-iii
Currency and Exchange Rate Information	S-iii
Summary	S-1
The Offering	S-2
Risk Factors	S-3
Cautionary Note Regarding Forward-Looking Statements	S-4
Use of Proceeds	S-6
Material U.S. Federal Income Tax Considerations For Non-U.S. Holders of Our Common Stock	S-7
Plan of Distribution (Conflicts of Interest)	S-10
Validity of Securities	S-12
Experts	S-12
Where You Can Find More Information and Incorporation of Information by Reference	S-12

We and the Sales Agents have not authorized anyone to provide any information other than that contained in this prospectus supplement and the accompanying prospectus or incorporated by reference in this prospectus supplement and the accompanying prospectus or in any free writing prospectus prepared by or on behalf of us to which we have referred you. We and the Sales Agents take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We and the Sales Agents are not making an offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information contained in this prospectus supplement and the accompanying prospectus or incorporated by reference in this prospectus supplement and the accompanying prospectus is accurate as of any date other than the date of such document. Our business, financial condition, results of operations and prospects may have changed since those dates.

S-i

About this Prospectus Supplement and the Accompanying Prospectus

This document consists of two parts. The first part is the prospectus supplement, which describes the specific terms of any sales made under this equity offering program of common stock and also adds to and updates the information contained or incorporated by reference in the accompanying prospectus. The second part is the accompanying prospectus, which describes more general information regarding our securities, some of which does not apply to any sales made under this equity offering program. You should read both this prospectus supplement and the accompanying prospectus, together with additional information described under the heading “Where You Can Find More Information and Incorporation of Information by Reference” in this prospectus supplement and “Where You Can Find More Information” in the accompanying prospectus in their entirety before making an investment decision.

If the information set forth in this prospectus supplement differs in any way from the information set forth in the accompanying prospectus or the information contained in any document incorporated by reference herein or therein, the information contained in the most recently dated document shall control. Unless the context provides otherwise, any reference herein to:

•	“common stock” refers to shares of our Class A common stock, par value $0.01 per share;

•	“MW” refers to megawatts;

•	“owned capacity” of any particular project refers to the maximum, or rated, electricity generating capacity of the project in MW multiplied by our percentage ownership interest in the distributable cash flow of the project;

•	“Pattern Development” refers to Pattern Energy Group LP, a Delaware limited partnership, and, where the context so requires, its subsidiaries (excluding us); and

•	“we,” “our,” “us,” “our company” or “Pattern Energy” refers to Pattern Energy Group Inc., a Delaware corporation, together with its consolidated subsidiaries.

NOTICE TO INVESTORS

We are a holding company with U.S. operating subsidiaries that are “public utilities” (as defined in the Federal Power Act, or “FPA”) and, therefore, subject to the jurisdiction of the U.S. Federal Energy Regulatory Commission, or “FERC,” under the FPA. As a result, the FPA places certain restrictions and requirements on the transfer of an amount of our voting securities sufficient to convey direct or indirect control over us. See “Risk Factors—Risks Related to Ownership of our Class A Shares—As a result of the FPA and FERC’s regulations in respect of transfers of control, absent prior authorization by FERC, neither we nor Pattern Development can convey, nor will an investor in our company generally be permitted to obtain, a direct and/or indirect voting interest in 10% or more of our issued and outstanding voting securities, and a violation of this limitation could result in civil or criminal penalties under the FPA and possible further sanctions imposed by FERC under the FPA,” included in our Annual Report on Form 10-K for the year ended December 31, 2015 (the “2015 Annual Report”), filed with the SEC and incorporated by reference herein.

Market and Industry Data

We obtained the industry, market and competitive position data used throughout the documents incorporated by reference in this prospectus supplement and the accompanying prospectus from our own internal estimates as well as from industry publications and research, surveys and studies conducted by third parties, including the Global Wind Energy Council, the World Meteorological Organization, North American Electric Reliability Corporation, National Energy Technology Laboratory, the U.S. Department of Energy, the U.S. Energy Information Administration, the Federal Energy Regulatory Commission, the Electric Reliability Council of Texas, the Public Utility Commission of Texas, the Centre for Energy, Natural Resources Canada, Ontario Power Generation, Ontario Independent Electricity System Operator, the Government of Manitoba, the Chilean Ministry of Energy and Puerto Rico Electric Power Authority. Industry publications, studies and surveys generally state that information has been obtained from sources believed to be reliable, although they do not guarantee the accuracy or completeness of such information. While we believe our internal company research is reliable and the market definitions are appropriate, neither such research nor these definitions have been verified by any independent source. Estimates of historical growth rates in the markets where we operate are not necessarily indicative of future growth rates in such markets.

S-ii

Trademarks

This prospectus supplement, the accompanying prospectus and the documents incorporated by reference in this prospectus supplement and the accompanying prospectus include trademarks, such as the Pattern name and the Pattern logo, which are protected under applicable intellectual property laws and are our property and/or the property of our subsidiaries. This prospectus supplement, the accompanying prospectus and the documents incorporated by reference in this prospectus supplement and the accompanying prospectus also contain trademarks, service marks, copyrights and trade names of other companies, which are the property of their respective owners. We do not intend our use or display of other companies’ trademarks, service marks, copyrights or trade names to imply a relationship with, or endorsement or sponsorship of us by, any other companies. Solely for convenience, our trademarks and tradenames referred to in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference in this prospectus supplement and the accompanying prospectus may appear without the ® or ™ symbols, but such references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or the right of the applicable licensor to these trademarks and tradenames.

CUrrency and Exchange Rate information

For information on the impact of fluctuations in exchange rates on our operations, see “Risk Factors—Risks Related to Our Projects—Currency exchange rate fluctuations may have an impact on our financial results and condition” and “Quantitative and Qualitative Disclosures about Market Risk—Foreign Currency Exchange Rate Risk” included in our 2015 Annual Report incorporated by reference herein.

S-iii

Summary

This summary highlights information contained elsewhere in this prospectus supplement and the accompanying prospectus, or incorporated by reference in this prospectus supplement and the accompanying prospectus. As a result, this summary does not contain all of the information that may be important to you or that you should consider before investing in our common stock. You should read carefully this entire prospectus supplement, the accompanying prospectus and any related free writing prospectus, together with all documents incorporated by reference herein and therein, which are described under “Where You Can Find More Information and Incorporation of Information by Reference” in this prospectus supplement and under “Where You Can Find More Information” in the accompanying prospectus.

Overview

We are an independent power company focused on owning and operating power projects with stable long-term cash flows in attractive markets with potential for continued growth of our business. We hold interests in 16 wind power projects located in the United States, Canada and Chile that use proven, best-in-class technology and have a total owned capacity of 2,282 MW. Each of our projects has contracted to sell all or a majority of its output pursuant to a long-term, fixed-price power sale agreement. Eighty-nine percent of the electricity to be generated by our projects will be sold under our power sale agreements which have a weighted average remaining contract life of approximately 14 years.

We intend to maximize long-term value for our stockholders in an environmentally responsible manner and with respect for the communities in which we operate. Our business is built around three core values of creative energy and spirit, pride of ownership and follow-through, and a team first attitude, which guide us in creating a safe, high-integrity work environment, applying rigorous analysis to all aspects of our business, and proactively working with our stakeholders to address environmental and community concerns. Our financial objectives, which we believe will maximize long-term value for our stockholders, are to produce stable and sustainable cash available for distribution, selectively grow our project portfolio and our dividend per Class A share and maintain a strong balance sheet and flexible capital structure.

Our growth strategy is focused on the acquisition of operational and construction-ready power projects from Pattern Development and other third parties that we believe will contribute to the growth of our business and enable us to increase our dividend per Class A share over time. Pattern Development is a leading developer of renewable energy and transmission projects. We believe Pattern Development’s ownership position in our company incentivizes Pattern Development to support the successful execution of our objectives and business strategy, including through the development of projects to the stage where they are at least construction ready. Currently, Pattern Development has a 5,900 MW pipeline of development projects, all of which are subject to our right of first offer. We target achieving a total owned capacity of 5,000 MW by year end 2019 through a combination of acquisitions from Pattern Development and third parties capitalizing on the large fragmented global renewable energy market. In addition, we expect opportunities in Japan and Mexico will form part of our growth strategy.

Corporate Information

Our principal executive offices are located at Pier 1, Bay 3, San Francisco, California 94111, and our telephone number is (415) 283-4000. Our website is www.patternenergy.com. We make our periodic reports and other information filed or furnished to the SEC available, free of charge, through our website, as soon as reasonably practicable after those reports and other information are electronically filed with or furnished to the SEC. Except as specifically noted, information on our website is not incorporated by reference into this prospectus supplement and the accompanying prospectus and does not constitute a part of this prospectus supplement and the accompanying prospectus.

The Offering

Common stock offered	Up to $200,000,000 of common stock.

Manner of offering	“At-the-market” offering that may be made from time to time, if at all, through the Sales Agents or to a Sales Agent as principal for its own account at a price agreed upon at the time of sale. No shares will be sold in Canada or on the Toronto Stock Exchange or any other trading markets in Canada.

Use of proceeds	We intend to use the net proceeds from the sale of the common stock for general corporate purposes, which may include the repayment of indebtedness and the funding of acquisitions and investments. See “Use of Proceeds.”

Conflicts of Interest	An affiliate of Morgan Stanley & Co. LLC holds a passive equity ownership interest in one of our wind power projects. In addition, affiliates of RBC Capital Markets, LLC, KeyBanc Capital Markets Inc. and Morgan Stanley & Co. LLC are lenders under our revolving credit facility and, if we repay outstanding indebtedness under our revolving credit facility using the net proceeds from any offering of common stock under this prospectus supplement, may receive 5% or more of the net proceeds of such particular offering. Therefore, this offering will be conducted in accordance with FINRA Rule 5121. To comply with FINRA Rule 5121, each of RBC Capital Markets, LLC, KeyBanc Capital Markets Inc. and Morgan Stanley & Co. LLC will not confirm any sales to any account over which it exercises discretionary authority without the specific written approval of the transaction from the account holder. See “Plan of Distribution (Conflicts of Interest).”

Exchange listing	Our common stock is listed on the NASDAQ Global Select Market under the symbol “PEGI” and the Toronto Stock Exchange under the symbol “PEG.”

Risk factors	You should read the “Risk Factors” section of this prospectus supplement and in our 2015 Annual Report, which is incorporated by reference in this prospectus supplement and the accompanying prospectus, for a discussion of certain of the factors to consider carefully before deciding to purchase any shares of common stock.

Unless otherwise stated, all applicable share, per share and related information in this prospectus supplement is as of March 31, 2016 and excludes 1,769,615 shares of common stock available for future issuance under our equity incentive award plan.

Risk Factors

An investment in our common stock involves a high degree of risk. You should carefully consider the risk factors below, as well as carefully read the “Risk Factors” section of our 2015 Annual Report, which is incorporated by reference in this prospectus supplement and the accompanying prospectus, for a discussion of certain of the factors to consider carefully before deciding to purchase any common stock. You should also read all other information contained in or incorporated by reference in this prospectus supplement and the accompanying prospectus before deciding to invest in our common stock. If any of the risks actually occur, they may materially harm our business, financial condition, operating results or cash flow. As a result, the market price of our common stock could decline, and you could lose all or part of your investment. Additional risks and uncertainties that are not yet identified or that we think are immaterial may also materially harm our business, operating results, financial condition or cash flow and could result in a complete or partial loss of your investment.

This prospectus supplement, the accompanying prospectus and the incorporated documents also contain forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks faced by us described in this prospectus supplement and the documents incorporated by reference in this prospectus supplement and the accompanying prospectus. See ‘‘Special Note on Forward-Looking Statements’’ in the accompanying prospectus and ‘‘Cautionary Note Regarding Forward-Looking Statements’’ in this prospectus supplement and any documents incorporated by reference herein.

Risks Related to the Offering

Any sales made under this equity offering program and any future offerings of our common stock may have adverse effects on existing stockholders.

The sale by us of any shares of our common stock may have the following effects:

•	our existing stockholders may suffer significant dilution;

•	the relative voting strength of each previously outstanding share of our common stock will be diminished; and

•	the market prices of our common stock may decline.

Our management will have broad discretion over the use of proceeds from any sales made under this equity offering program and may not use the proceeds effectively.

Our management will have broad discretion as to the application of the net proceeds from any sales made under this equity offering program and could spend the proceeds in a variety of ways that may ultimately fail to improve our operating results or enhance the value of our common stock. Our failure to apply these funds effectively could have a negative effect on our business and cause the price of our common stock to decline.

Cautionary Note Regarding Forward-Looking Statements

This prospectus supplement, the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus contain forward-looking statements. All statements other than statements of historical fact included in this prospectus supplement and the accompanying prospectus are forward-looking statements. The words “believe,” “expect,” “anticipate,” “plan,” “intend,” “foresee,” “should,” “would,” “could,” “estimate” and other similar expressions that are predictions of or indicate future events and trends and that do not relate to historical matters identify forward-looking statements. You should not place undue reliance on these forward-looking statements. Although forward-looking statements reflect management’s good faith beliefs, reliance should not be placed on forward-looking statements because they involve known and unknown risks, uncertainties and other factors, which may cause the actual results, performance or achievements to differ materially from anticipated future results, performance or achievements expressed or implied by such forward-looking statements. Forward-looking statements in this prospectus supplement, the accompanying prospectus and documents incorporated by reference into this prospectus supplement and the accompanying prospectus speak only as of the date of this prospectus supplement, the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, changed circumstances or otherwise. These forward-looking statements are subject to numerous risks and uncertainties, including, but not limited to:

•	our ability to complete the acquisition of power projects;

•	our ability to complete construction of our construction projects and transition them into financially successful operating projects;

•	fluctuations in supply, demand, prices and other conditions for electricity, other commodities and renewable energy credits;

•	our electricity generation, our projections thereof and factors affecting production, including wind and other conditions, other weather conditions, availability and curtailment;

•	changes in law, including applicable tax laws;

•	public response to and changes in the local, state, provincial and federal regulatory framework affecting renewable energy projects, including the U.S. federal production tax credit, investment tax credit and potential reductions in renewable portfolio standards requirements;

•	the ability of our counterparties to satisfy their financial commitments or business obligations;

•	the availability of financing, including tax equity financing, for our power projects;

•	an increase in interest rates;

•	our substantial short-term and long-term indebtedness, including additional debt in the future;

•	competition from other power project developers;

•	development constraints, including the availability of interconnection and transmission;

•	potential environmental liabilities and the cost and conditions of compliance with applicable environmental laws and regulations;

•	our ability to operate our business efficiently, manage capital expenditures and costs effectively and generate cash flow;

•	our ability to retain and attract executive officers and key employees;

•	our ability to keep pace with and take advantage of new technologies;

•	the effects of litigation, including administrative and other proceedings or investigations, relating to our wind power projects under construction and those in operation;

•	conditions in energy markets as well as financial markets generally, which will be affected by interest rates, foreign currency exchange rate fluctuations and general economic conditions;

•	the effectiveness of our currency risk management program;

•	the effective life and cost of maintenance of our wind turbines and other equipment;

•	the increased costs of, and tariffs on, spare parts;

•	scarcity of necessary equipment;

•	negative public or community response to wind power projects;

•	the value of collateral in the event of liquidation; and

•	other factors discussed under the caption “Risk Factors” in this prospectus supplement and in our 2015 Annual Report, which is incorporated by reference in this prospectus supplement.

We derive many of our forward-looking statements from our operating budgets and forecasts, which are based upon many detailed assumptions, including industry data referenced elsewhere in this prospectus supplement, the accompanying prospectus or the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. While we believe our assumptions are reasonable, we caution that it is very difficult to predict the impact of known factors, and it is impossible for us to anticipate all factors that could affect our actual results. Important factors that could cause actual results to differ materially from our expectations are disclosed under the caption “Risk Factors” in this prospectus supplement and in our 2015 Annual Report, which is incorporated by reference in this prospectus supplement and the accompanying prospectus. All written and oral forward-looking statements attributable to us, or persons acting on our behalf, are expressly qualified in their entirety by the cautionary statements in this prospectus supplement and the accompanying prospectus as well as other cautionary statements that are made from time to time in our other filings with the SEC or public communications. You should evaluate all forward-looking statements made in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference in this prospectus supplement and the accompanying prospectus in the context of these risks and uncertainties.

We caution you that the important factors referenced above may not contain all of the factors that are important to you. In addition, we cannot assure you that we will realize the results or developments we expect or anticipate or, even if those results or developments are substantially realized, that they will result in the consequences we anticipate or affect us or our operations in the way we expect.

Use of Proceeds

We intend to use the net proceeds from the sale of the common stock for general corporate purposes, which may include the repayment of indebtedness and the funding of acquisitions and investments.

As of the date of this prospectus supplement, we have an outstanding drawn loan balance of $355.0 million under the revolving credit facility, which has a four-year term ending in December 2018. Loans under the revolving credit facility are either base rate loans or Eurodollar rate loans. The base rate loans accrue interest at a fluctuating rate per annum equal to the greatest of (i) the prime rate, (ii) the federal funds rate plus 0.50% and (iii) the Eurodollar rate that would be in effect for a Eurodollar rate loan with an interest period of one month plus 1.0%, plus an applicable margin ranging from 1.25% to 1.75% (depending upon our applicable leverage ratio). The Eurodollar rate loans accrue interest at a rate per annum equal to LIBOR, as published by Reuters, plus an applicable margin ranging from 2.25% to 2.75% (depending on our applicable leverage ratios).

Affiliates of RBC Capital Markets, LLC, KeyBanc Capital Markets Inc. and Morgan Stanley & Co. LLC are lenders under our revolving credit facility and, if we repay outstanding indebtedness under our revolving credit facility using the net proceeds from any offering of common stock under this prospectus supplement, may receive a substantial portion of the net proceeds of such particular offering. See “Plan of Distribution (Conflicts of Interest).”

Material U.S. Federal Income Tax Considerations For Non-U.S. Holders of Our COMMON STOCK

The following is a discussion of the material U.S. federal income and estate tax consequences of the ownership and disposition of common stock by a beneficial owner that is a “non-U.S. holder.” A “non-U.S. holder” is a person or entity that, for U.S. federal income tax purposes, is a:

•	non-resident alien individual, other than certain former citizens and residents of the United States subject to U.S. tax as expatriates,

•	foreign corporation, or

•	foreign estate or trust.

A “non-U.S. holder” does not include an individual who is present in the United States for 183 days or more in the taxable year of a disposition of common stock. Such an individual is urged to consult his or her tax adviser regarding the U.S. federal income tax consequences of the sale, exchange or other disposition of our common stock.

If a partnership or other pass-through entity (including an entity or arrangement treated as a partnership or other type of pass-through entity for U.S. federal income tax purposes) owns our common stock, the tax treatment of a partner or beneficial owner of such entity may depend upon the status of such partner or beneficial owner and the activities of such entity and on certain determinations made at the partner or beneficial owner level. Partnerships, partners and beneficial owners in partnerships or other pass-through entities that own our common stock should consult their tax advisers as to the particular U.S. federal income and estate tax consequences applicable to them.

This discussion is based on the Internal Revenue Code of 1986, as amended (the “Code”), and administrative pronouncements, judicial decisions and final, temporary and proposed Treasury Regulations, changes to any of which subsequent to the date of this prospectus supplement may affect the tax consequences described herein. This discussion does not address all aspects of U.S. federal income and estate taxation that may be relevant to non-U.S. holders in light of their particular circumstances and does not address any tax consequences arising under the laws of any state, local or foreign jurisdiction. Prospective non-U.S. holders are urged to consult their tax advisers with respect to the particular tax consequences to them of owning and disposing of our common stock, including the consequences under the laws of any state, local or foreign jurisdiction.

Distributions

Distributions on our common stock will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. To the extent those distributions exceed both our current and accumulated earnings and profits, they will constitute a return of capital and will first reduce the non-U.S. holder’s basis in our common stock, but not below zero, and then will be treated as gain from the sale of our common stock, the treatment of which is described below under “—Gain on Disposition of Our Common Stock.” Dividends paid to a non-U.S. holder of our common stock generally will be subject to withholding tax at a 30% rate or a reduced rate specified by an applicable income tax treaty. In order to obtain a reduced rate of withholding (subject to the discussion below under “—FATCA Legislation”), a non-U.S. holder generally will be required to provide an Internal Revenue Service (“IRS”) Form W-8BEN or W-8BEN-E certifying its entitlement to benefits under a treaty. While it is likely that distributions on our common stock in any year will exceed our earnings and profits and thus that some or all of such distributions will not constitute dividends for U.S. federal income tax purposes, the facts necessary to make a determination of the extent to which a distribution on our common stock is treated as a dividend for such purpose may not be known at the time of the distribution. A non-U.S. holder should therefore expect that a withholding agent will treat the entire amount of a distribution on our common stock as a dividend for purposes of determining the amount required to be withheld on such distribution.

If it is later determined that all or a portion of such distribution did not in fact constitute a dividend for U.S. federal income tax purposes, a non-U.S. holder may be entitled to a refund of any excess tax withheld, provided that the required information is timely furnished to the IRS.

The withholding tax does not apply to dividends paid to a non-U.S. holder that provides an IRS Form W-8ECI, certifying that the dividends are effectively connected with the non-U.S. holder’s conduct of a trade or business within the United States. Instead, the effectively connected dividends will be subject to regular U.S. income tax as if the non-U.S. holder were a U.S. person, subject to an applicable income tax treaty providing otherwise. A non-U.S. corporation receiving effectively connected dividends may also be subject to an additional “branch profits tax” imposed at a rate of 30% (or a lower treaty rate).

Gain on Disposition of Our Common Stock

A non-U.S. holder generally will not be subject to U.S. federal income tax on gain realized on a sale, exchange or other disposition of our common stock unless:

•	the gain is effectively connected with the non-U.S. holder’s conduct of a trade or business in the United States and, if required by an applicable tax treaty, is also attributable to a permanent establishment in the United States maintained by such non-U.S. holder (in which case the gain will be taxed on a net income basis at the regular graduated rates and in the manner applicable to U.S. persons and, if the non-U.S. holder is a foreign corporation, an additional “branch profits tax” imposed at a rate of 30%, or a lower treaty rate, may also apply); or

•	we are or have been a U.S. real property holding corporation (a “USRPHC”), as described below, at any time within the five-year period preceding the disposition or the non-U.S. holder’s holding period, whichever period is shorter, and either (i) our common stock has ceased to be regularly traded on an established securities market prior to the beginning of the calendar year in which the sale or disposition occurs or (ii) the non-U.S. holder has owned or is deemed to have owned, at any time within the five-year period preceding the disposition or the non-U.S. holder’s holding period, whichever period is shorter, more than 5% of our common stock.

Generally, a U.S. corporation is a USRPHC if the fair market value of its “U.S. real property interests,” as defined in the Code and applicable Treasury Regulations, equals or exceeds 50% of the aggregate fair market value of its worldwide real property interests and its other assets used or held for use in a trade or business. Although we have not undertaken a complete analysis and there can be no assurance that the IRS will not take a contrary position, we believe that we are not currently nor do we expect to be a USRPHC for U.S. federal income tax purposes. However, the composition and relative values of our assets may change over time, and the definition of “U.S. real property interests” is not entirely clear. As a result, we may be, now or at any time while a non-U.S. holder owns our common stock, a USRPHC.

Our common stock is currently listed on the NASDAQ Global Select Market and we believe that, for as long as we continue to be so listed, our common stock will be treated as regularly traded on an established securities market. If we are or become a USRPHC, and if our common stock ceases to be regularly traded on an established securities market, a non-U.S. holder generally would be subject to U.S. federal income tax on any gain from the disposition of our common stock and transferees of our common stock would generally be required to withhold 10% of the gross proceeds payable to the transferor. Regardless of whether our common stock is regularly traded on an established securities market, if we are or become a USRPHC, a non-U.S. holder that has owned, or is deemed to have owned, at any time within the shorter of the five-year period preceding the disposition of our common stock or the non-U.S. holder’s holding period, more than 5% of our common stock, generally would be subject to U.S. federal income tax on any gain from the disposition of our common stock. Any gain recognized by a non-U.S. holder under this paragraph would be subject to regular U.S. income tax as if the non-U.S. holder were a U.S. person, and a non-U.S. holder would be required to file a U.S. tax return with respect to such gain.

Information Reporting Requirements and Backup Withholding

Information returns will be filed with the IRS in connection with payments of dividends and may be filed in connection with the proceeds from a sale or other disposition of our common stock. A non-U.S. holder may have to comply with certification procedures to establish that it is not a U.S. person in order to avoid information reporting and backup withholding requirements. Compliance with the certification procedures required to claim a reduced rate of withholding under a treaty will satisfy the certification requirements necessary to avoid backup withholding as well. The amount of any backup withholding from a payment to a non-U.S. holder will be allowed as a credit against such non-U.S. holder’s U.S. federal income tax liability and may entitle such non-U.S. holder to a refund, provided that the required information is furnished to the IRS in a timely manner.

FATCA Legislation

Sections 1471 through 1474 of the Code (commonly referred to as “FATCA”) and applicable Treasury Regulations impose withholding of 30% on payments of dividends on, and, after December 31, 2018, gross proceeds from the sale or other disposition of, our common stock paid to “foreign financial institutions” (which is broadly defined for this purpose and in general includes investment vehicles) and certain other non-U.S. entities unless various U.S. information reporting and due diligence requirements (generally relating to ownership by U.S. persons of certain interests in or accounts with those entities)

have been satisfied, or an exemption applies. An intergovernmental agreement between the United States and an applicable foreign country may modify these requirements. If FATCA withholding is imposed, a beneficial owner of our common stock that is not a foreign financial institution generally will be entitled to a refund of any amounts withheld in excess of otherwise applicable withholding tax by filing a U.S. federal income tax return (which may entail significant administrative burden). A beneficial owner that is a foreign financial institution but not a “participating foreign financial institution” (as defined under FATCA) will be able to obtain a refund only to the extent an applicable income tax treaty with the United States entitles such beneficial owner to an exemption from, or reduced rate of, tax on the payment that was subject to withholding under FATCA. Non-U.S. holders should consult their tax advisers regarding the effects of FATCA on their investment in our common stock and their potential ability to obtain a refund of any FATCA withholding.

Federal Estate Tax

Individual non-U.S. holders and entities the property of which is potentially includible in such an individual’s gross estate for U.S. federal estate tax purposes (for example, a trust funded by such an individual and with respect to which the individual has retained certain interests or powers), should note that, absent an applicable treaty benefit, our common stock will be treated as U.S. situs property subject to U.S. federal estate tax.

PLAN OF DISTRIBUTION (CONFLICTS OF INTEREST)

We have entered into an equity distribution agreement with the Sales Agents, under which, from time to time, we may offer and sell on our own behalf shares of our common stock having an aggregate offering price of up to $200,000,000. We have filed the equity distribution agreement as an exhibit to a Current Report on Form 8-K, which is incorporated by reference in this prospectus supplement. The sales, if any, of shares of our common stock made under the equity distribution agreement will be made by any method permitted that is deemed an “at the market offering” as defined in Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), by means of ordinary brokers’ transactions through the facilities of the NASDAQ Global Select Market, or the NASDAQ, to or through a market maker or directly on or through an electronic communications network, at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices, in block transactions, or as otherwise agreed between us and the Sales Agents. No shares of our common stock will be sold under the equity distribution agreement in Canada or on the Toronto Stock Exchange or on any other trading markets in Canada. The Sales Agents will not engage in any transactions that stabilize the price of our common stock.

Under the terms of the equity distribution agreement, we may also sell shares of our common stock to one or more of the Sales Agents as principal for its own account at a price agreed upon at the time of sale. If we sell shares of our common stock to one or more of the Sales Agents as principal, we will enter into a separate terms agreement with such Sales Agents and will describe that agreement in a separate prospectus supplement or free writing prospectus.

Subject to the terms and conditions of the equity distribution agreement, the Sales Agents will use their commercially reasonable efforts consistent with their normal trading and sales practices to sell all of the designated shares of common stock. We may instruct the Sales Agents not to sell any shares of our common stock if the sales cannot be effected at or above the price designated by us. We or any of the Sales Agents may suspend the offering of shares of common stock at any time by notifying the other parties.

Each Sales Agent will provide to us written confirmation following the close of trading on the NASDAQ each day on which shares of our common stock are sold under the equity distribution agreement. Each confirmation will include the number of shares of common stock sold on that day, the gross sales proceeds and the net proceeds to us (after regulatory transaction fees, if any, but before other expenses). We will report at least quarterly the number of shares of our common stock sold through the Sales Agents under the equity distribution agreement, the net proceeds to us (before expenses) and the commissions of the Sales Agents in connection with the sales of the shares of common stock.

We will pay each Sales Agent a commission rate of up to 2% of the gross sales price per share of our common stock sold through it as our agent under the equity distribution agreement. We have agreed to reimburse the Sales Agents for certain of their expenses.

Settlement for sales of shares of our common stock will occur on the third business day following the date on which any sales are made in return for payment of the net proceeds to us. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.

The offering of shares of our common stock pursuant to the equity distribution agreement will terminate upon the earlier of (1) the sale of all shares of common stock subject to the equity distribution agreement or (2) the termination of the equity distribution agreement by us or by each of the Sales Agents.

In connection with the sale of the shares of our common stock on our behalf, each of the Sales Agents will be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation paid to the Sales Agents may be deemed to be underwriting commissions or discounts. We have agreed to provide indemnification and contribution to the Sales Agents against certain liabilities, including civil liabilities under the Securities Act.

The Sales Agents and/or their affiliates have, from time to time, performed, and may in the future perform, various financial advisory and commercial and investment banking services for us and our affiliates, for which they have received and in the future may receive customary compensation and expense reimbursement. In addition, in the ordinary course of their various business activities, the Sales Agents and/or their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers and may at any time hold long and short positions in such securities and instruments. Such investment and securities activities may involve our securities and instruments. The Sales Agents and/or their affiliates may also make investment recommendations or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long or short positions in such securities and instruments.

An affiliate of Morgan Stanley & Co. LLC holds a passive equity ownership interest in one of our wind power projects. In addition, affiliates of RBC Capital Markets, LLC, KeyBanc Capital Markets Inc. and Morgan Stanley & Co. LLC are lenders under our revolving credit facility and, if we repay outstanding indebtedness under our revolving credit facility using the net proceeds from any offering of common stock under this prospectus supplement, may receive 5% or more of the net proceeds of such particular offering. Therefore, this offering will be conducted in accordance with FINRA Rule 5121. To comply with FINRA Rule 5121, each of RBC Capital Markets, LLC, KeyBanc Capital Markets Inc. and Morgan Stanley & Co. LLC will not confirm any sales to any account over which it exercises discretionary authority without the specific written approval of the transaction from the account holder.

Certain affiliates of the Sales Agents are also lenders under and parties to certain of our project financing arrangements. An affiliate of KeyBanc Capital Markets Inc. is a lender under a margin loan agreement with Pattern Development. Morgan Stanley & Co. LLC is a calculation agent, and its affiliate is a lender, under the same agreement with Pattern Development, and RBC Capital Markets, LLC is a calculation agent, and its affiliate is the administrative agent and a lender. An affiliate of Morgan Stanley & Co. LLC is also party to power hedge arrangements with the Panhandle 2 and Gulf Wind projects.

Validity of Securities

The validity of the shares of common stock being sold in any sales made under the equity distribution agreement will be passed upon for us by Davis Polk & Wardwell LLP, New York, New York. Certain U.S. legal matters relating to any such sales will be passed upon for the Sales Agents by Vinson & Elkins L.L.P., New York, New York.

Experts

The consolidated financial statements of Pattern Energy Group Inc. appearing in Pattern Energy Group Inc.’s 2015 Annual Report (Form 10-K) for the year ended December 31, 2015 (including the schedule appearing therein) and the effectiveness of Pattern Energy Group Inc.’s internal control over financial reporting as of December 31, 2015 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference which, as to the years 2015 and 2014, are based in part on the reports of PricewaterhouseCoopers LLP, an independent registered public accounting firm. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

The consolidated financial statements of Lincoln County Wind Project Holdco, LLC and its subsidiary and Lost Creek Wind Finco, LLC and its subsidiaries as of March 31, 2015 and 2014 and for each of the years in the three-year period ended March 31, 2015, appearing in Pattern Energy Group Inc.’s Current Report on Form 8-K/A filed with the SEC on July 13, 2015, have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent auditors, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. KPMG LLP’s report on the consolidated financial statements of Lincoln County Wind Project Holdco, LLC and subsidiary, dated July 10, 2015 contains an emphasis of matter paragraph that states that as discussed in Note 14 to the consolidated financial statements, on May 15, 2015, all of the Lincoln County Wind Project Holdco, LLC’s membership interests were sold to Pattern US Finance Company LLC. Their opinion is not modified with respect to this matter. KPMG LLP’s report on the consolidated financial statements of Lost Creek Wind Finco, LLC and subsidiaries, dated July 10, 2015 contains an emphasis of matter paragraph that states that as discussed in Note 14 to the consolidated financial statements, on May 15, 2015, all of Lost Creek Wind Finco, LLC’s membership interests were sold to Pattern US Finance Company LLC. Their opinion is not modified with respect to this matter.

PricewaterhouseCoopers LLP has audited the financial statements of South Kent Wind LP and Grand Renewable Wind LP as of December 31, 2015 and 2014 and for each of the two years in the period ended December 31, 2015 and has confirmed that they are independent within the meaning of auditor independence rules of the SEC. PricewaterhouseCoopers LLP’s audit opinion on these financial statements is incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

Where You Can Find More Information and Incorporation of
Information by Reference

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document that we file at the Public Reference Room of the SEC at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains an Internet site at www.sec.gov from which interested persons can electronically access our filings. Other information about us is also on our website at www.patternenergy.com. However, except for the information specifically incorporated by reference herein as set forth below, the information on the SEC’s website and the information on, or accessible through, our website do not constitute a part of this prospectus supplement.

The SEC allows us to “incorporate by reference” the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus supplement and the accompanying prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and all documents subsequently filed with the SEC pursuant to Section 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended, (the “Exhange Act”) prior to the termination of the offering under this prospectus supplement:

(a)	our Annual Report on Form 10-K for the year ended December 31, 2015, filed on February 29, 2016;

(b)	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2016, filed on May 9, 2016;

(c)	our Current Reports on Form 8-K or Form 8-K/A, filed on July 13, 2015 and January 29, 2016;

(d)	our Definitive Proxy Statement on Schedule 14A for the year ended December 31, 2015, filed on April 29, 2016, but only to the extent incorporated by reference in our Annual Report on Form 10-K for the year ended December 31, 2015 filed on February 29, 2016;

(e)	the description of our common stock contained in our Registration Statement on Form 8-A, filed with the SEC on September 24, 2013; and

(f)	all filings we make with the SEC pursuant to the Exchange Act after the date of this prospectus supplement and before termination of the equity offering program.

Notwithstanding the foregoing, except as specifically noted above, we are not incorporating by reference any documents, portions of documents, exhibits or other information that is deemed to have been furnished to, rather than filed with, the SEC. Copies of the documents incorporated in this prospectus supplement and the accompanying prospectus by reference may be obtained on request without charge from the Corporate Secretary of Pattern Energy at Pier 1, Bay 3, San Francisco, California, 94111, telephone 415-283-4000.

PROSPECTUS

Pattern Energy Group Inc.

Class A Common Stock

Preferred Stock

Debt Securities

Warrants

Purchase Contracts

Subscription Receipts

Units

We may from time to time, in one or more offerings, offer and sell Class A common stock, preferred stock, debt securities, warrants, purchase contracts, subscription receipts and units. In addition, certain selling securityholders to be identified in supplements to this prospectus may offer and sell these securities from time to time. Specific amounts and terms of these securities will be provided in supplements to this prospectus. You should read this prospectus and any prospectus supplement carefully before you invest.

Our Class A common stock is listed on the NASDAQ Global Market under the symbol “PEGI” and on the Toronto Stock Exchange under the symbol “PEG.” We have not yet determined whether the other securities that may be offered by this prospectus will be listed on any exchange, interdealer quotation system or over-the-counter market. If we decide to seek the listing of any such securities upon issuance, the prospectus supplement relating to those securities will disclose the exchange, quotation system or market on which the securities will be listed.

We or the selling securityholders may offer and sell these securities to or through one or more underwriters, dealers and agents, or directly to investors, in amounts, at prices and on terms to be determined by market conditions and other factors at the time of the offering. This prospectus describes only the general terms of these securities and the general manner in which we or the selling securityholders will offer the securities. The specific terms of any securities we or the selling securityholders offer will be included in a supplement to this prospectus. The prospectus supplement will also describe the specific manner in which we or the selling securityholders will offer the securities. Any prospectus supplement may also add, update or change information contained in this prospectus.

You should carefully read this prospectus and any accompanying prospectus supplement, together with the documents we incorporate by reference, before you invest in our Class A common stock, preferred stock, debt securities, warrants, purchase contracts, subscription receipts or units.

Investing in these securities involves certain risks. See “Risk Factors” on page 6 before you make your investment decision.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is October 8, 2014

Neither we, nor any selling securityholder, nor any underwriter has authorized anyone to provide any information other than that contained or incorporated by reference in this prospectus or in any free writing prospectus prepared by us or on our behalf or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you.

The information contained in this prospectus, in any prospectus supplement or in any document incorporated by reference is accurate only as of its date, regardless of the time of delivery of this prospectus, any prospectus supplement or any sale of securities.

This prospectus is not an offer to sell or solicitation of an offer to buy these securities in any circumstances under which or in any jurisdiction where the offer or solicitation is not permitted.

Unless otherwise specified or unless the context otherwise indicates, the terms “Pattern,” “Pattern Energy” the “Company,” “we,” “us,” “our” and “our company” used in this prospectus refer to Pattern Energy Group Inc. and its consolidated subsidiaries. Unless the context otherwise indicates, the phrase “this prospectus” refers to this prospectus and any applicable prospectus supplement(s).

All dollar amounts in this prospectus are expressed in U.S. dollars unless otherwise expressly noted.

i

PATTERN ENERGY GROUP INC.

We are an independent power company focused on owning and operating power projects with stable long-term cash flows in attractive markets with potential for continued growth of our business.

Corporate Information

Our principal executive offices are located at Pier 1, Bay 3, San Francisco, California 94111, and our telephone number is (415) 283-4000. Our website is www.patternenergy.com. We make our periodic reports and other information filed with or furnished to the U.S. Securities and Exchange Commission, or “SEC,” or Canadian Securities Administrators available, free of charge, through our website, as soon as reasonably practicable after those reports and other information are electronically filed with or furnished to the SEC or Canadian Securities Administrators. Except as specifically noted, information on our website is not incorporated by reference into this prospectus and does not constitute a part of this prospectus.

Risk Factors

You should carefully consider all of the information in this prospectus, and, in particular, you should evaluate the specific risk factors incorporated by reference herein and included or incorporated by reference in any applicable prospectus supplement.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the SEC utilizing a “shelf” registration process. Under this shelf process, we may sell any combination of the securities described in this prospectus in one or more offerings. In addition, certain selling securityholders to be identified in supplements to this prospectus may offer and sell these securities from time to time. This prospectus provides you with a general description of the securities we or a selling securityholder may offer. Each time we or selling securityholders offer and sell any of the securities described in this prospectus, we will provide a prospectus supplement along with this prospectus that will contain specific information about the terms of that particular offering by us or the selling securityholders. The accompanying prospectus supplement may also add, update or change information contained in this prospectus. If the information varies between this prospectus and the accompanying prospectus supplement, you should rely on the information in the accompanying prospectus supplement. You should read both this prospectus and the accompanying prospectus supplement together with the additional information described under “Where You Can Find More Information.” You should also carefully consider, among other things, the matters discussed in the section entitled “Risk Factors.”

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document that we file at the Public Reference Room of the SEC at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains a website at www.sec.gov, from which interested persons can electronically access our SEC filings, including the registration statement and the exhibits and schedules thereto. In addition, the Canadian Securities Administrators maintains the System for Electronic Document Analysis and Retrieval, or “SEDAR,” website at www.sedar.com, from which you can obtain reports, proxy and information statements and other information relating to us, including any Canadian prospectus.

The SEC allows us to “incorporate by reference” the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below, filed with the SEC or similar authorities in the provinces and territories of Canada, and all documents we file pursuant to Section 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended, on or after the date of this prospectus and prior to the termination of the offering under this prospectus and any prospectus supplement (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules):

a)	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2013 filed with the SEC on February 28, 2014 (“2013 Form 10-K”);

b)	Amendment No. 1 to our Annual Report on Form 10-K/A for the fiscal year ended December 31, 2013 filed with the SEC on May 5, 2014 (“Amended Annual Report”);

c)	Our Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2014 and June 30, 2014, filed with the SEC on May 2, 2014 and August 5, 2014, respectively, and our Quarterly Report on Form 10-Q/A for the fiscal quarter ended March 31, 2014, filed with the SEC on August 5, 2014;

d)	Our Current Report on Form 8-K filed with the SEC on May 5, 2014;

e)	The information specifically incorporated by reference into the 2013 Form 10-K from our Definitive Proxy Statement on Schedule 14A filed with the SEC on April 23, 2014 (“2014 Proxy Statement”);

f)	The description of our Class A common stock contained in our Registration Statement on Form 8-A, filed with the SEC on September 24, 2013; and

g)	The description of our Class A common stock issued under our 2013 Equity Incentive Award Plan contained in our Registration Statement on Form S-8, filed with the SEC on October 9, 2013.

You may request a copy of these filings at no cost, by writing or telephoning the office of the Corporate Secretary of Pattern Energy at Pier 1, Bay 3, San Francisco, CA, telephone 415-283-4000.

SPECIAL NOTE ON FORWARD-LOOKING STATEMENTS

This prospectus, including the documents incorporated by reference herein, contains forward-looking statements. In some cases, you can identify these statements by forward-looking words such as “may,” “might,” “will,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential” or “continue,” the negative of these terms and other comparable terminology. These forward-looking statements, which are subject to risks, uncertainties and assumptions about us, may include projections of our future financial performance, our anticipated growth strategies and anticipated trends in our business. These statements are only predictions based on our current expectations and projections about future events. There are important factors that could cause our actual results, level of activity, performance or achievements to differ materially from the results, level of activity, performance or achievements expressed or implied by the forward-looking statements, including those factors discussed in the section entitled “Risk Factors” in our 2013 Form 10-K and our Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2014 and June 30, 2014, filed with the SEC on May 2, 2014 and August 5, 2014, respectively. All written and oral forward-looking statements attributable to us, or persons acting on our behalf, are expressly qualified in their entirety by the cautionary statements in this prospectus as well as other cautionary statements that are made from time to time in our other filings with the SEC and applicable Canadian securities regulatory authorities or public communications. You should evaluate all forward-looking statements made in this prospectus in the context of these risks and uncertainties.

Although we believe the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, level of activity, performance or achievements. Moreover, neither we nor any other person assumes responsibility for the accuracy and completeness of any of these forward-looking statements. We are under no duty to update any of these forward-looking statements after the date of this prospectus to conform our prior statements to actual results or revised expectations. These forward-looking statements are subject to numerous risks and uncertainties, including, but not limited to:

•	our ability to complete construction of our construction projects and transition them into financially successful operating projects;

•	our ability to complete the acquisition of power projects;

•	fluctuations in supply, demand, prices and other conditions for electricity, other commodities and renewable energy credits;

•	our electricity generation, our projections thereof and factors affecting production, including wind and other conditions, other weather conditions, availability and curtailment;

•	changes in law, including applicable tax laws;

•	public response to and changes in the local, state, provincial and federal regulatory framework affecting renewable energy projects, including the potential expiration or extension of the U.S. federal production tax credits, investment tax credits, and the related U.S. Treasury grants and potential reductions in renewable portfolio standards requirements;

•	the ability of our counterparties to satisfy their financial commitments or business obligations;

•	the availability of financing, including tax equity financing, for our wind power projects;

•	an increase in interest rates;

•	our substantial short-term and long-term indebtedness, including additional debt in the future;

•	competition from other power project developers;

•	development constraints, including the availability of interconnection and transmission;

•	potential environmental liabilities and the cost and conditions of compliance with applicable environmental laws and regulations;

•	our ability to operate our business efficiently, manage capital expenditures and costs effectively and generate cash flow;

•	our ability to retain and attract executive officers and key employees;

•	our ability to keep pace with and take advantage of new technologies;

•	the effects of litigation, including administrative and other proceedings or investigations, relating to our wind power projects under construction and those in operation;

•	conditions in energy markets as well as financial markets generally, which will be affected by interest rates, currency exchange rate fluctuations and general economic conditions;

•	the effective life and cost of maintenance of our wind turbines and other equipment;

•	the increased costs of, and tariffs on, spare parts;

•	scarcity of necessary equipment;

•	negative public or community response to wind power projects;

•	the value of collateral in the event of liquidation; and

•	other factors discussed under “Risk Factors.”

RISK FACTORS

Investment in our securities involves a high degree of risk. You should consider carefully the risk factors discussed in the sections entitled “Risk Factors” contained in our 2013 Form 10-K, our Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2014 and June 30, 2014, filed with the SEC on May 2, 2014 and August 5, 2014, respectively, and in any Annual Report on Form 10-K and Quarterly Report on Form 10-Q filed subsequent hereto, each of which is incorporated herein by reference in its entirety, as well as other information in or incorporated by reference in this prospectus and any prospectus supplement, before purchasing any of our securities. Each of these risk factors could adversely affect our business, operating results and financial condition, as well as adversely affect the value of an investment in our securities.

USE OF PROCEEDS

Unless otherwise indicated in a prospectus supplement, the net proceeds from the sale of the securities offered by us in this prospectus will be used for general corporate purposes, including working capital, acquisitions, retirement of debt and other business purposes. We may also invest the proceeds in certificates of deposit, United States government securities or certain other interest-bearing securities. If we decide to use the net proceeds from a particular offering of securities for a specific purpose other than as set forth above, we will describe that in the related prospectus supplement.

We will not receive any proceeds from the sale of the securities by any selling securityholder.

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth our ratio of earnings to fixed charges for the periods indicated. The ratio of earnings to fixed charges was calculated by dividing earnings by fixed charges. Earnings were calculated by adding (1) pre-tax income from continuing operations before adjustment for noncontrolling interests and earnings/losses from equity investees and (2) interest expense (including amortization of capitalized interest, debt fees and issuance costs). Fixed charges were calculated by adding (1) interest expense, (2) amortization of debt issuance costs, and (3) amortization of other capitalized expenses related to indebtedness.

Six Months Ended June 30, 2014	Year Ended December 31,
	2013	2012	2011	2010
1.1	1.1	—(1)(2)	1.7(1)	—(1)(2)

(1) Pattern Energy Group Inc. was incorporated in October 2012. The historical financial data used to determine our ratio of earnings to fixed charges for the three years ended December 31, 2012 have been derived from the audited combined financial statements of our predecessor.

(2) Earnings were inadequate to cover fixed charges by $25.7 million for the year ended December 31, 2012 and by $0.6 million for the year ended December 31, 2010.

DESCRIPTION OF CAPITAL STOCK

The following description of our capital stock is a summary of the material terms of our amended and restated certificate of incorporation (“Certificate of Incorporation”), our amended and restated bylaws (“Bylaws”) and applicable provisions of law. We have summarized certain portions of the Certificate of Incorporation and Bylaws below. The summary is not complete. The Certificate of Incorporation and Bylaws are incorporated by reference as exhibits to the registration statement of which this prospectus forms a part. You should read the Certificate of Incorporation and Bylaws for the provisions that are important to you.

General

Our authorized capital stock consists of 500,000,000 shares of Class A common stock, par value $0.01 per share, 20,000,000 shares of Class B common stock, par value $0.01 per share and 100,000,000 shares of preferred stock, par value $0.01 per share.

Class A Shares

As of September 30, 2014, there were 46,518,162 shares of Class A common stock outstanding held of record by approximately 15 stockholders.

Holders of Class A shares are entitled to one vote for each share held of record on all matters submitted to a vote of the shareholders, including the election of directors. There is no cumulative voting in the election of directors, which means that holders of a majority of the outstanding Class A and Class B shares are able to elect all of the directors, and holders of less than a majority of such shares will be unable to elect any director. Under our Certificate of Incorporation, subject to preferences that may be applicable to any outstanding shares of preferred stock, holders of Class A shares are entitled to receive ratably such dividends, if any, as may be declared from time to time by our board of directors out of funds legally available for dividend payments. Our revolving credit facility imposes restrictions on certain of our project subsidiaries’ ability to distribute funds to us. See “Management’s Discussion & Analysis of Financial Condition and Results of Operations—Description of Credit Agreements—Revolving Credit Facility” in our 2013 Form 10-K. The holders of Class A shares have no preferences or rights of conversion, exchange, pre-emption or other subscription rights. There are no redemption or sinking fund provisions applicable to the Class A shares. No subdivision or consolidation of our Class A shares can be made unless the same subdivision or consolidation of the Class B shares is made concurrently. In the event of any liquidation, dissolution or winding-up of our affairs, holders of Class A shares will be entitled to share ratably, together with holders of Class B shares, in our assets that are remaining after payment or provision for payment of all of our debts and obligations and after liquidation payments to holders of outstanding shares of preferred stock, if any.

Class B Shares

As of September 30, 2014, there were 15,555,000 shares of Class B common stock outstanding held of record by approximately six stockholders.

The rights of the holders of our Class A and Class B shares are identical other than in respect of dividends and the conversion rights of the Class B shares. While each Class A and Class B share has one vote on all matters submitted to a vote of our shareholders, our Class B shares have no rights to dividends or distributions (other than upon liquidation). In the case of a proposed amendment to our Certificate of Incorporation affecting our Class A shares and/or our Class B shares, holders of our Class A shares and holders of our Class B shares are each entitled to vote separately as a class to approve such amendment. Upon the later of December 31, 2014 and the date on which our South Kent project has achieved commercial operations (which occurred on March 28, 2014), which we refer to as the “Conversion Event,” all of our outstanding Class B shares will automatically convert, on a one-for-one basis, into Class A shares. Other than upon occurrence of the Conversion Event, there are no conversion rights attaching to the Class B shares. Other than in certain circumstances involving a take-over bid, tender offer or merger or similar business combination in respect of our company, in which circumstance a transfer of our Class B shares to the acquirer, and subsequently among the acquirer and its officers, employees and affiliates, would be permitted, our Class B shares will not be transferrable except to and among Pattern Energy Group LP, or “Pattern Development,” our company and its respective officers, employees and affiliates. No subdivision or consolidation of our Class B shares can be made unless the same subdivision or consolidation of the Class A shares is made concurrently.

Under applicable Canadian securities laws, a take-over bid to purchase our Class B shares would not necessarily require that the take-over bid also be made to purchase our Class A shares. In order to ensure that, in the event of a take-over bid, the holders of our Class A shares will be entitled to participate on an equal footing with holders of our Class B shares, our Certificate of Incorporation contains restrictions which provide that the Class B shares are not transferrable, directly or indirectly, pursuant to a take-over bid (as defined in applicable Canadian securities legislation) under circumstances in which applicable securities legislation would have required the same offer to be made to holders of Class A shares if the sale by the holder of Class B shares had been a sale of Class A shares rather than Class B shares (but otherwise on the same terms); provided that, these restrictions will not apply to prevent a transfer by any holder of Class B shares pursuant to such a take-over bid if concurrently an offer is made to purchase Class A shares that:

(a) offers a price per Class A share at least as high as the highest price per share paid pursuant to the offer to acquire the Class B shares;

(b) provides that the percentage of outstanding Class A shares to be taken up (exclusive of shares owned immediately prior to the offer by the offeror or persons acting jointly or in concert with the offeror) is at least as high as the percentage of Class B shares to be sold (exclusive of Class B shares owned immediately prior to the offer by the offeror and persons acting jointly or in concert with the offeror) and the offeror does not acquire any Class B shares unless the offeror also acquires a proportionate number of Class A shares actually tendered to such offer;

(c) has no conditions attached other than the conditions attached to the offer for the Class B shares; and

(d) is in all other material respects identical to the offer for the Class B shares.

In addition and for greater certainty, the foregoing transfer restrictions will not prevent a sale by a holder of Class B shares if the offer and sale would have constituted an exempt take-over bid (as defined in applicable Canadian securities legislation) or would not constitute a take-over bid had it been an offer to acquire from such holder, Class A shares rather than Class B shares.

Preferred Shares

As of September 30, 2014, there were no shares of preferred stock outstanding.

Our Certificate of Incorporation authorizes the issuance of blank check preferred stock, which, if issued, would have priority over the shares of common stock with respect to dividends and other distributions, including the distribution of our assets upon liquidation. Unless required by law or by applicable stock exchanges, our board of directors has the authority without further shareholder authorization to issue from time to time shares of preferred stock in one or more series and to fix the terms, limitations, relative rights and preferences and variations of each series. Although we have no present plans to issue any shares of preferred stock, the issuance of shares of preferred stock, or the issuance of rights to purchase such shares, could decrease the amount of earnings and assets available for distribution to the holders of Class A shares, could adversely affect the rights and powers, including voting rights, of the holders of shares of our common stock, and could have the effect of delaying, deterring or preventing a change in control of us or an unsolicited acquisition proposal.

Provisions of Our Certificate of Incorporation, Bylaws and Delaware Law that May Have an Anti-Takeover Effect

Certificate of Incorporation and Bylaws

Our Certificate of Incorporation and Bylaws contain certain provisions that could discourage, delay or prevent a change in control of our company or changes in our management that the shareholders of our company may deem advantageous. Among other things, these provisions include those that would:

•	authorize the issuance of blank check preferred stock that our board of directors could issue to increase the number of outstanding shares and to discourage a takeover attempt;

•	prohibit our shareholders from calling a special meeting of shareholders if Pattern Development and its affiliates (other than our company) collectively cease to own more than 50% of our shares;

•	prohibit shareholder action by written consent, which requires all shareholder actions to be taken at a meeting of our shareholders if Pattern Development and its affiliates (other than our company) collectively cease to own more than 50% of our shares;

•	provide that the board of directors is expressly authorized to adopt, or to alter or repeal our bylaws; and

•	establish advance notice requirements for nominations for election to our board of directors or for proposing matters that can be acted upon by shareholders at shareholder meetings.

As of May 14, 2014, Pattern Development and its affiliates (other than our company) collectively ceased to own more than 50% of our shares.

The foregoing provisions of our Certificate of Incorporation and Bylaws could discourage potential acquisition proposals and could delay or prevent a change in control. These provisions are intended to enhance the likelihood of continuity and stability in the composition of the board of directors and in the policies formulated by the board of directors and to discourage certain types of transactions that may involve an actual or threatened change of control. These provisions are designed to reduce our vulnerability to an unsolicited acquisition proposal. The provisions also are intended to discourage certain tactics that may be used in proxy fights. However, such provisions could have the effect of discouraging others from making tender offers for our shares and, as a consequence, they also may inhibit fluctuations in the market price of our shares of common stock that could result from actual or rumored takeover attempts. Such provisions also may have the effect of preventing changes in our management.

Delaware Takeover Statute

Subject to certain exceptions, Section 203 of the Delaware General Corporation Law, or “DGCL,” prohibits a Delaware corporation from engaging in any “business combination” (as defined below) with any “interested shareholder” (as defined below) for a period of three years following the date that such shareholder became an interested shareholder, unless: (1) prior to such date, the board of directors of the corporation approved either the business combination or the transaction that resulted in the shareholder becoming an interested shareholder; (2) on consummation of the transaction that resulted in the shareholder becoming an interested shareholder, the interested shareholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding those shares owned (x) by persons who are directors and also officers and (y) by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or (3) on or subsequent to such date, the business combination is approved by the board of directors and authorized at an annual or special meeting of shareholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock that is not owned by the interested shareholder.

In our Certificate of Incorporation, we have elected not to be governed by Section 203 of the DGCL, as permitted under and pursuant to subsection (b)(3) of Section 203. Section 203 of the DGCL defines “business combination” to include: (1) any merger or consolidation involving the corporation and the interested shareholder; (2) any sale, transfer, pledge or other disposition of 10% or more of the assets of the corporation involving the interested shareholder; (3) subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested shareholder; (4) any transaction involving the corporation that has the effect of increasing the proportionate share of the stock of any class or series of the corporation beneficially owned by the interested shareholder; or (5) the receipt by the interested shareholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation. In general, Section 203 defines an “interested shareholder” as any entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation and any entity or person affiliated with or controlling or controlled by such entity or person.

Corporate Opportunity

Subject to the terms of the Non-Competition Agreement with and our Purchase Rights granted to us by Pattern Development (see “Certain Relationships and Related Party Transactions” in our 2014 Proxy Statement), we have expressly renounced any interest or expectancy in, or in being offered an opportunity to participate in, any business opportunity that may be from time to time presented to Riverstone Holdings LLC, or any of its respective officers, directors, agents, shareholders, members, partners, affiliates and subsidiaries or business opportunities that such parties participate in or desire to participate in, even if the opportunity is one that we might reasonably have pursued or had the ability or desire to pursue if granted the opportunity to do so, and no such person shall be liable to us for breach of any fiduciary or other duty, as a director or controlling shareholder or otherwise, by reason of the fact that such person pursues or acquires any such business opportunity, directs any such business opportunity to another person or fails to present any such business opportunity, or information regarding any such business opportunity, to us, unless, in the case of any such person who is our director, any such business opportunity is expressly offered to such director in writing solely in his or her capacity as our director.

Exchange Listing

Our Class A shares are listed on the NASDAQ Global Market under the symbol “PEGI” and on the Toronto Stock Exchange under the symbol “PEG.”

Transfer Agent and Registrar

We have appointed Computershare Trust Company, N.A. (including its affiliates in Canada) as the transfer agent and registrar for our shares of Class A common stock.

DESCRIPTION OF DEBT SECURITIES

This section describes the general terms and provisions of the debt securities that we may issue. We may offer secured or unsecured debt securities which may be senior, subordinated or junior subordinated, and which may be convertible. The debt securities will be issued under one or more separate indentures between us and a designated trustee. The applicable prospectus supplement and/or other offering materials will describe the specific terms of the debt securities offered through that prospectus supplement as well as any general terms described in this section that will not apply to those debt securities. To the extent the applicable prospectus supplement or other offering materials relating to an offering of debt securities are inconsistent with this prospectus, the terms of that prospectus supplement or other offering materials will supersede the information in this prospectus.

The prospectus supplement relating to any series of debt securities that we may offer will contain the specific terms of the debt securities. These terms may include the following:

•	the title and principal aggregate amount of the debt securities;

•	whether the debt securities will be senior, subordinated or junior subordinated;

•	whether the debt securities will be secured or unsecured;

•	whether the debt securities are convertible or exchangeable into other securities;

•	the percentage or percentages of principal amount at which such debt securities will be issued;

•	the interest rate(s) or the method for determining the interest rate(s);

•	the dates on which interest will accrue or the method for determining dates on which interest will accrue and dates on which interest will be payable;

•	the person to whom any interest on the debt securities will be payable;

•	the places where payments on the debt securities will be payable;

•	the maturity date;

•	redemption or early repayment provisions;

•	authorized denominations;

•	form;

•	amount of discount or premium, if any, with which such debt securities will be issued;

•	whether such debt securities will be issued in whole or in part in the form of one or more global securities;

•	the identity of the depositary for global securities;

•	whether a temporary security is to be issued with respect to such series and whether any interest payable prior to the issuance of definitive securities of the series will be credited to the account of the persons entitled thereto;

•	the terms upon which the beneficial interests in a temporary global security may be exchanged in whole or in part for beneficial interests in a definitive global security or for individual definitive securities;

•	any covenants applicable to the particular debt securities being issued;

•	any defaults and events of default applicable to the particular debt securities being issued;

•	the guarantors of each series, if any, and the extent of the guarantees (including provisions relating to seniority, subordination, security and release of the guarantees), if any;

•	any applicable subordination provisions for any subordinated debt securities;

•	any restriction or condition on the transferability of the debt securities;

•	the currency, currencies, or currency units in which the purchase price for, the principal of and any premium and any interest on, such debt securities will be payable;

•	the time period within which, the manner in which and the terms and conditions upon which we or the purchaser of the debt securities can select the payment currency;

•	the securities exchange(s) on which the securities will be listed, if any;

•	whether any underwriter(s) will act as market maker(s) for the securities;

•	the extent to which a secondary market for the securities is expected to develop;

•	our obligations or right to redeem, purchase or repay debt securities under a sinking fund, amortization or analogous provision;

•	provisions relating to covenant defeasance and legal defeasance;

•	provisions relating to satisfaction and discharge of the indenture;

•	provisions relating to the modification of the indenture both with and without consent of holders of debt securities issued under the indenture;

•	the law that will govern the indenture and debt securities; and

•	additional terms not inconsistent with the provisions of the indenture.

General

We may sell the debt securities, including original issue discount securities, at par or at a substantial discount below their stated principal amount. Unless we inform you otherwise in a prospectus supplement, we may issue additional debt securities of a particular series without the consent of the holders of the debt securities of such series outstanding at the time of issuance. Any such additional debt securities, together with all other outstanding debt securities of that series, will constitute a single series of securities under the applicable indenture. In addition, we will describe in the applicable prospectus supplement material U.S. federal income tax considerations and any other special considerations for any debt securities we sell which are denominated in a currency or currency unit other than U.S. dollars. Unless we inform you otherwise in the applicable prospectus supplement, the debt securities will not be listed on any securities exchange.

We expect most debt securities to be issued in fully registered form without coupons and in denominations of $1,000 and integral multiples thereof. Subject to the limitations provided in the indenture and in the prospectus supplement, debt securities that are issued in registered form may be transferred or exchanged at the corporate office of the trustee or the principal corporate trust office of the trustee, without the payment of any service charge, other than any tax or other governmental charge payable in connection therewith.

If specified in the applicable prospectus supplement, certain of our subsidiaries will guarantee the debt securities. The particular terms of any guarantee will be described in the related prospectus supplement.

Global Securities

Unless we inform you otherwise in the applicable prospectus supplement, the debt securities of a series may be issued in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depositary identified in the applicable prospectus supplement. Global securities will be issued in registered form and in either temporary or definitive form. Unless and until it is exchanged in whole or in part for the individual debt securities, a global security may not be transferred except as a whole by the depositary for such global security to a nominee of such depositary or by a nominee of such depositary to such depositary or another nominee of such depositary or by such depositary or any such nominee to a successor of such depositary or a nominee of such successor. The specific terms of the depositary arrangement with respect to any debt securities of a series and the rights of and limitations upon holders of beneficial interests in a global security will be described in the applicable prospectus supplement.

DESCRIPTION OF WARRANTS

We may issue warrants to purchase our debt or equity securities or securities of third parties or other rights, including rights to receive payment in cash or securities based on the value, rate or price of one or more specified commodities, currencies, securities or indices, or any combination of the foregoing. Warrants may be issued independently or together with any other securities and may be attached to, or separate from, such securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent. The terms of any warrants to be issued and a description of the material provisions of the applicable warrant agreement will be set forth in the applicable prospectus supplement.

DESCRIPTION OF PURCHASE CONTRACTS

We may issue purchase contracts for the purchase or sale of:

•	debt or equity securities issued by us or securities of third parties, a basket of such securities, an index or indices of such securities or any combination of the above as specified in the applicable prospectus supplement;

•	currencies; or

•	commodities.

Each purchase contract will entitle the holder thereof to purchase or sell, and obligate us to sell or purchase, on specified dates, such securities, currencies or commodities at a specified purchase price, which may be based on a formula, all as set forth in the applicable prospectus supplement. We may, however, satisfy our obligations, if any, with respect to any purchase contract by delivering the cash value of such purchase contract or the cash value of the property otherwise deliverable or, in the case of purchase contracts on underlying currencies, by delivering the underlying currencies, as set forth in the applicable prospectus supplement. The applicable prospectus supplement will also specify the methods by which the holders may purchase or sell such securities, currencies or commodities and any acceleration, cancellation or termination provisions or other provisions relating to the settlement of a purchase contract.

Any purchase contracts we may issue may require us to make periodic payments to the holders thereof or vice versa, which payments may be deferred to the extent set forth in the applicable prospectus supplement, and those payments may be unsecured or prefunded on some basis. The purchase contracts may require the holders thereof to secure their obligations in a specified manner to be described in the applicable prospectus supplement. Alternatively, purchase contracts may require holders to satisfy their obligations thereunder when the purchase contracts are issued. Our obligation to settle such pre-paid purchase contracts on the relevant settlement date may constitute indebtedness. Accordingly, pre-paid purchase contracts will be issued under an indenture.

DESCRIPTION OF SUBSCRIPTION RECEIPTS

From time to time, subscription receipts may be offered and sold under this prospectus. A subscription receipt may entitle the holder to acquire, for no additional consideration, shares of our Class A common stock or preferred stock. Subscription receipts may be offered separately or together with other securities. The subscription receipts will be issued under a subscription receipt agreement with a subscription receipt agent.

The applicable prospectus supplement will include details of the subscription receipt agreement covering the subscription receipts being offered. The following sets forth certain general terms and provisions of the subscription receipts offered under this prospectus.

The specific terms of the subscription receipts, and the extent to which the general terms described in this section apply to those subscription receipts, will be set forth in the applicable prospectus supplement. The particular terms of each issue of subscription receipts will be described in the related prospectus supplement. This description will include, where applicable:

•	the number of subscription receipts;

•	the price at which the subscription receipts will be offered;

•	the procedure for the exchange or exercise of the subscription receipts for shares of our Class A common stock or preferred stock;

•	the number of shares that may be acquired upon exchange or exercise of each subscription receipt;

•	the designation and terms of any other securities with which the subscription receipts will be offered, if any, and the number of subscription receipts that will be offered with each security;

•	terms applicable to the gross proceeds from the sale of the subscription receipts plus any interest earned thereon;

•	material tax consequences of owning the subscription receipts; and

•	any other material terms and conditions of the subscription receipts.

DESCRIPTION OF UNITS

As specified in the applicable prospectus supplement, we may issue units consisting of one or more purchase contracts, warrants, debt securities, shares of preferred stock, shares of Class A common stock, subscription receipts or any combination of such securities. The applicable prospectus supplement will describe:

•	the terms of the units and of the purchase contracts, warrants, debt securities, preferred stock, Class A common stock and/or subscription receipts comprising the units, including whether and under what circumstances the securities comprising the units may be traded separately;

•	a description of the terms of any unit agreement governing the units; and

•	a description of the provisions for the payment, settlement, transfer or exchange of the units.

FORMS OF SECURITIES

Each debt security, warrant, subscription receipt and unit will be represented either by a certificate issued in definitive form to a particular investor or by one or more global securities representing the entire issuance of securities. Certificated securities in definitive form and global securities will be issued in registered form. Definitive securities name you or your nominee as the owner of the security, and in order to transfer or exchange these securities or to receive payments other than interest or other interim payments, you or your nominee must physically deliver the securities to the trustee, registrar, paying agent or other agent, as applicable. Global securities name a depositary or its nominee as the owner of the debt security, warrant, subscription receipt or unit represented by these global securities. The depositary maintains a computerized system that will reflect each investor’s beneficial ownership of the securities through an account maintained by the investor with its broker/dealer, bank, trust company or other representative, as we explain more fully below.

Global Securities

Registered Global Securities. We may issue the registered debt securities, warrants, subscription receipts and units in the form of one or more fully registered global securities that will be deposited with a depositary or its nominee identified in the applicable prospectus supplement and registered in the name of that depositary or nominee. In those cases, one or more registered global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal or face amount of the securities to be represented by registered global securities. Unless and until it is exchanged in whole for securities in definitive registered form, a registered global security may not be transferred except as a whole by and among the depositary for the registered global security, the nominees of the depositary or any successors of the depositary or those nominees.

If not described below, any specific terms of the depositary arrangement with respect to any securities to be represented by a registered global security will be described in the prospectus supplement relating to those securities. We anticipate that the following provisions will apply to all depositary arrangements.

Ownership of beneficial interests in a registered global security will be limited to persons, called participants, that have accounts with the depositary or persons that may hold interests through participants. Upon the issuance of a registered global security, the depositary will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal or face amounts of the securities beneficially owned by the participants. Any dealers, underwriters or agents participating in the distribution of the securities will designate the accounts to be credited. Ownership of beneficial interests in a registered global security will be shown on, and the transfer of ownership interests will be effected only through, records maintained by the depositary, with respect to interests of participants, and on the records of participants, with respect to interests of persons holding through participants. The laws of some states may require that some purchasers of securities take physical delivery of these securities in definitive form. These laws may impair your ability to own, transfer or pledge beneficial interests in registered global securities.

So long as the depositary, or its nominee, is the registered owner of a registered global security, that depositary or its nominee, as the case may be, will be considered the sole owner or holder of the securities represented by the registered global security for all purposes under the applicable indenture, warrant agreement, subscription receipt agreement or unit agreement. Except as described below, owners of beneficial interests in a registered global security will not be entitled to have the securities represented by the registered global security registered in their names, will not receive or be entitled to receive physical delivery of the securities in definitive form and will not be considered the owners or holders of the securities under the applicable indenture, warrant agreement, subscription receipt agreement or unit agreement. Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depositary for that registered global security and, if that person is not a participant, on the procedures of the participant through which the person owns its interest, to exercise any rights of a holder under the applicable indenture, warrant agreement, subscription receipt agreement or unit agreement. We understand that under existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a registered global security desires to give or take any action that a holder is entitled to give or take under the applicable indenture, warrant agreement, subscription receipt agreement or unit agreement, the depositary for the registered global security would authorize the participants holding the relevant beneficial interests to give or take that action, and the participants would authorize beneficial owners owning through them to give or take that action or would otherwise act upon the instructions of beneficial owners holding through them.

Principal, premium, if any, and interest payments on debt securities, and any payments to holders with respect to warrants, subscription receipts or units, represented by a registered global security registered in the name of a depositary or its nominee will be made to the depositary or its nominee, as the case may be, as the registered owner of the registered global security. None of Pattern Energy, the trustees, the warrant agents, the subscription receipt agents, the unit agents or any other agent of Pattern Energy, agent of the trustees or agent of the warrant agents, subscription receipt agents or unit agents will have any responsibility or liability for any aspect of the records relating to payments made on account of beneficial ownership interests in the registered global security or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.

We expect that the depositary for any of the securities represented by a registered global security, upon receipt of any payment of principal, premium, interest or other distribution of underlying securities or other property to holders on that registered global security, will immediately credit participants’ accounts in amounts proportionate to their respective beneficial interests in that registered global security as shown on the records of the depositary. We also expect that payments by participants to owners of beneficial interests in a registered global security held through participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of those participants.

If the depositary for any of these securities represented by a registered global security is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Securities Exchange Act of 1934 or registered or recognized under applicable Canadian securities laws, if applicable, and a successor depositary registered as a clearing agency under the Securities Exchange Act of 1934 or registered or recognized under applicable Canadian securities laws, if applicable, is not appointed by us within 90 days, we will issue securities in definitive form in exchange for the registered global security that had been held by the depositary. Any securities issued in definitive form in exchange for a registered global security will be registered in the name or names that the depositary gives to the relevant trustee, warrant agent, subscription receipt agent, unit agent or other relevant agent of ours or theirs. It is expected that the depositary’s instructions will be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in the registered global security that had been held by the depositary.

PLAN OF DISTRIBUTION

We and/or the selling securityholders, if applicable, may sell the securities in one or more of the following ways (or in any combination) from time to time:

•	through underwriters or dealers;

•	directly to a limited number of purchasers or to a single purchaser; or

•	through agents.

The prospectus supplement will state the terms of the offering of the securities, including:

•	the name or names of any underwriters, dealers or agents;

•	the purchase price of such securities and the proceeds to be received by us, if any;

•	any underwriting discounts or agency fees and other items constituting underwriters’ or agents’ compensation;

•	any public offering price;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any securities exchanges on which the securities may be listed.

Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

If we and/or the selling securityholders, if applicable, use underwriters in the sale, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including:

•	negotiated transactions;

•	at a fixed public offering price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to prevailing market prices; or

•	at negotiated prices.

Unless otherwise stated in a prospectus supplement, the obligations of the underwriters to purchase any securities will be conditioned on customary closing conditions and the underwriters will be obligated to purchase all of such series of securities, if any are purchased.

We and/or the selling securityholders, if applicable, may sell the securities through agents from time to time. The prospectus supplement will name any agent involved in the offer or sale of the securities and any commissions we pay to them. Generally, any agent will be acting on a best efforts basis for the period of its appointment.

We and/or the selling securityholders, if applicable, may authorize underwriters, dealers or agents to solicit offers by certain purchasers to purchase the securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth any commissions we pay for solicitation of these contracts.

Underwriters and agents may be entitled under agreements entered into with us and/or the selling securityholders, if applicable, to indemnification by us and/or the selling securityholders, if applicable, against certain civil liabilities, including liabilities under the Securities Act of 1933 and/or applicable Canadian securities laws, or to contribution with respect to payments which the underwriters or agents may be required to make. Underwriters and agents may be customers of, engage in transactions with, or perform services for us and our affiliates in the ordinary course of business.

Each series of securities other than the Class A common stock, which is listed on the NASDAQ Global Market under the symbol “PEGI” and on the Toronto Stock Exchange under the symbol “PEG,” and any series of debt securities outstanding on the date hereof, will be a new issue of securities and will have no established trading market. Any underwriters to whom securities are sold for public offering and sale may make a market in the securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. The securities, other than the Class A common stock, may or may not be listed on a national securities exchange.

VALIDITY OF SECURITIES

The validity of the securities in respect of which this prospectus is being delivered will be passed on for us and/or the selling securityholders, if applicable, by Davis Polk & Wardwell LLP, New York, New York.

EXPERTS

The consolidated financial statements of Pattern Energy Group Inc. appearing in Pattern Energy Group Inc.’s Amended Annual Report (Form 10-K/A) as of December 31, 2013 and 2012 and for each of the three years in the period ended December 31, 2013 (including the schedule appearing therein) have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference which, as to the year 2013, are based in part on the reports of PricewaterhouseCoopers LLP, an independent registered public accounting firm. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

The consolidated financial statements of Panhandle Wind Holdings LLC and Panhandle B Member 2 LLC as of December 31, 2013 and for the fiscal year ended December 31, 2013, appearing in Pattern Energy Group Inc.’s Current Report on Form 8-K filed with the Securities and Exchange Commission on May 5, 2014, have been audited by Ernst &Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

PricewaterhouseCoopers LLP has audited the financial statements of South Kent Wind LP and Grand Renewable Wind LP and has confirmed that they are independent within the meaning of auditor independence rules of the Securities and Exchange Commission. Such financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.